Exhibit 5.1

ATTORNEYS AT LAW	Broomfield, CO
720 566-4000
One Maritime Plaza	Palo Alto, CA
20th Floor San Francisco, CA	650 843-5000 Reston, VA
94111-3580 Main 415 693-2000 Fax 415 951-3699	San Diego, CA 858 550-6000

www.cooley.com

SAMUEL M. LIVERMORE
(415)693-2113
silvermore@cooley.com

June 1, 2005

URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, CA 94111-2727

Ladies and Gentlemen:

We have acted as counsel to URS Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b) under the Securities Act, this Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-112216) that was declared effective by the Securities and Exchange Commission on March 1, 2004, and is being filed to increase the proposed aggregate offering price of shares of common stock, par value $0.01, of the Company (the “Common Stock”) by $27,723,930 (the “Company Shares”).

The Company has provided us with a prospectus (the “Prospectus”), which is part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by various Prospectus Supplements, will provide for the registration by the Company of the Company Shares. The Company Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We also have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the internal laws of the State of California and the Delaware General Corporation Law. We express

URS Corporation
June 1, 2005
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no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

With respect to the Company Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws; (ii) the issuance of the Company Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Company Shares does not violate any applicable law, the certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Company Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Company Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion rendered herein is only as of the date hereof and we undertake no obligation to update this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours, COOLEY GODWARD LLP
By:	/s/ Samuel M. Livermore
Samuel M. Livermore